November 26, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:


We have read and agree with the comments in Item
77K of Form N-SAR of FBR American Gas Index
Fund, Inc. dated November 26, 2002.


Yours truly,




DELOITTE & TOUCHE LLP


cc:	Mr. Lou Donatelli, Audit Committee
        Chairman
	Ms. Sue Silva, Officer